INDUSTRIAL LEASE





                                     Between

                      G. F. PROPERTIES, INC., as Landlord,

                                       and

                         SANDISK CORPORATION, as Tenant

                        Regarding the Premises Located at









                                 111 JAVA DRIVE
                             MOFFETT INDUSTRIAL PARK
                              SUNNYVALE, CALIFORNIA


                                  June 10, 1998

                                INDUSTRIAL LEASE

                                Table of Contents


Recitals
SECTION 1.       Lease of Premises                                             1
SECTION 2.       Term of Lease                                                 1
SECTION 3.       Intentionally Omitted                                         2
SECTION 4.       Possession                                                    2
SECTION 5.       Monthly Rent                                                  2
SECTION 6.       Use                                                           4
SECTION 7.       Utilities                                                     5
SECTION 8.       Taxes                                                         5
SECTION 9.       Intentionally Omitted                                         7
SECTION 10.      Repairs and Maintenance                                       7
SECTION 11.      Alterations                                                  10
SECTION 12.      Entry                                                        12
SECTION 13.      Surrender of Premises;  Holding Over                         12
SECTION 14.      Indemnity                                                    13
SECTION 15.      Insurance                                                    13
SECTION 16.      Trade Fixtures                                               15
SECTION 17.      Communications Cables                                        16
SECTION 18.      Signs                                                        17
SECTION 19.      Damage and Destruction                                       17
SECTION 20.      Condemnation                                                 18
SECTION 21.      Assignment and Subletting                                    19
SECTION 22.      Default                                                      22
SECTION 23.      Remedies                                                     23
SECTION 24.      Late Charge                                                  26
SECTION 25.      Default Interest                                             26
SECTION 26.      Waiver of Breach                                             27
SECTION 27.      Estoppel Certificates                                        27
SECTION 28.      Attorney Fees                                                27
SECTION 29.      Security Deposit                                             28
SECTION 30.      Authority                                                    28
SECTION 31.      Notices                                                      29
SECTION 32.      Heirs and Successors                                         29
SECTION 33.      Partial Invalidity                                           29
SECTION 34.      Entire Agreement                                             30
SECTION 35.      Time of Essence                                              30
SECTION 36.      Rent                                                         30
SECTION 37.      Amendments                                                   30
SECTION 38.      Subordination, Nondisturbance and Attornment                 30
SECTION 39.      Merger                                                       31

SECTION 40       Intentionally Omitted                                        31
SECTION 41       Options To Extend Term                                       31
SECTION 42.      Determination Of Monthly Rent for Second Option Term         32
SECTION 43.      Tenant Improvements                                          33
SECTION 44.      Right of First Offer                                         35
SECTION 45.      Hazardous Materials                                          35
SECTION 46.      Existing Rights                                              39
SECTION 47.      Publicity                                                    39
SECTION 48.      Easements                                                    39
SECTION 49.      Covenants and Conditions                                     39
SECTION 50.      Recording                                                    39
SECTION 51.      Transfer by Landlord                                         39
SECTION 52.      Security Measures                                            39
SECTION 53.      Parking                                                      40
SECTION 54.      Broker                                                       40
SECTION 55.      Offer                                                        40
SECTION 56.      Counterparts                                                 40
SECTION 57.      Governing Law                                                40

Exhibit A:       Legal Description
Exhibit B:       Work Letter

                                INDUSTRIAL LEASE


         THIS INDUSTRIAL LEASE (this "Lease") is entered into on and as of June 10, 1998 by and between G. F. PROPERTIES, INC., a California corporation ("Landlord") and SANDISK CORPORATION, a Delaware corporation ("Tenant").

                                    Recitals

         A. Landlord is the owner of that certain real property located at, 111 Java Drive, Sunnyvale, California, 94089, in the County of Santa Clara (the "Property") comprising a portion the Moffett Industrial Park. Landlord has constructed on a portion of the Property that certain building and other improvements consisting of approximately Fifty Thousand, Three Hundred and Twenty (50,320) rentable square feet (the "Building") and one fully enclosed storage area which extends beyond the original footprint of the Building consisting of approximately Eighteen Hundred (1,800) square feet (the "Warehouse"). For purposes of this Lease, the term "Premises" shall refer collectively to the Property, the Building and the Warehouse. The Premises are more particularly described in Exhibit A attached hereto and incorporated herein.

         B. In accordance with the election of Tenant, pursuant to the terms and provisions of the First Amendment to Industrial Lease dated April 3, 1997, by and between Landlord and Tenant with respect to the Premises located at 140 Caspian Court, Sunnyvale, California ("First Amendment"), Landlord has given to the existing tenant of the Premises at 111 Java Drive the Notice of Termination of Tenancy on 111 Java Drive provided for in Paragraph 2 of the First Amendment to Industrial Lease. The Notice of Termination of Tenancy on 111 Java Drive requires the existing tenant to surrender possession of the Premises effective July 1, 1998.

         C. Having exercised its rights under the First Amendment, Tenant desires to lease the Premises from Landlord and Landlord desires to lease the Premises to Tenant on the terms and conditions contained in this Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.     Lease of the Premises.

         Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions contained in this Lease.

SECTION 2.     Term of Lease.

         The term of this Lease (the "Term") shall commence promptly upon the surrender of the Property and the Premises by the current tenant of the Premises (the "Commencement Date"), and shall terminate on July 31, 2001, unless sooner terminated pursuant to the terms of this Lease (the "Termination Date"). Landlord shall expend its best efforts to cause the current tenant of the Premises to vacate the Premises upon the expiration or earlier termination of its current lease, as amended, provided, however that if Landlord shall not succeed in causing the current tenant of the Premises to vacate the Premises on or before December 31, 1998, Tenant shall have the right to terminate this Lease by giving Landlord unequivocal written notice of its election to so terminate this Lease no sooner than December 31, 1998 and no later than January 8, 1999.

SECTION 3.     Intentionally Omitted

SECTION 4.     Possession.

         Except as otherwise provided in this Lease, Tenant agrees to accept possession of the Premises on the Commencement Date in its existing "as is" condition, including but not limited to all patent and latent defects and subject to all applicable laws, ordinances, and regulations governing and regulating the use of the Premises, and any recorded covenants, conditions, restrictions, easements, licenses or right of ways. Prior to the execution of this Lease, Landlord has provided Tenant with copies of any recorded covenants, conditions, restrictions, easements, licenses or right of ways. Landlord represents and warrants that to the best of Landlord's knowledge, without inquiry or investigation, no ground leases, covenants, conditions, restrictions, easements, licenses or right of ways burden the Premises except for those provided to Tenant by Landlord prior to the execution of this Lease.

SECTION 5.     Monthly Rent.

         (a) Commencing on the Commencement Date, Tenant agrees to pay monthly rent ("Monthly Rent") as follows:

         Months:           Monthly Rent:              Rent per RSF per month:
                                                      Building / Warehouse
7-1-98 to 1-31-99          41,488.20                  $.81 / $.405
2-1-99 to 7-31-99          43,537.00                  $.85 / $.425
8-1-99 to 7-31-01          46,098.00                  $.90 / $.45

         (b) The Monthly Rent shall be payable in advance on the first calendar day of each month at the following address: 999 Baker Way, Suite 200, San Mateo, California, 94404 or at such other address that Landlord may from time to time designate by written notice to Tenant. In the event that the Termination Date is a day other than the last day of a calendar month, then the Monthly Rent for the applicable fractional month of the Term shall be appropriately prorated.

         (c) Upon execution of the Lease, Tenant shall pay to Landlord the sum of One Hundred and Twenty-Four Thousand Four Hundred Sixty Four and 60/100 Dollars
(124,464.60) to be applied toward the first three payments of Monthly Rent.

         (d) In the event of a Chronic Delinquency (as hereinafter defined), at Landlord's option, Landlord shall have the right, in addition to all other remedies under this Lease and at law, to require that Monthly Rent be paid by Tenant quarterly, in advance. This provision shall not limit in any way nor be construed as a waiver of any rights and remedies of Landlord provided herein or by law in the event of delinquency. "Chronic Delinquency" shall mean failure by Tenant to pay Monthly Rent, or any other payments required to be paid by Tenant under this Lease, when due in any of three (3) months (consecutive or non-consecutive) during any twelve (12) month period.

         (e) The Monthly Rent is based upon the mutual assumptions that (i) the Building (less the subterranean storage area) contains approximately Fifty Thousand Three Hundred Twenty (50,320) rentable square feet, and (ii) that the Warehouse contains approximately One Thousand Eight Hundred (1,800) square feet ("Landlord's Measurement"). While the Premises includes both the subterranean storage space and the partially enclosed storage area which extends beyond the footprint of the Building, and while no rent shall be charged to or payable by Tenant for either of such spaces under this Lease, all other terms and provisions of this Lease shall apply to both of such spaces. Tenant shall have the right to cause the measurement of the Premises in accordance with Building Owners and Managers Association standards ANSI Z65.1-1980 (the "BOMA Standards") and if such measurement results in a determination that the actual rentable square footage of the Premises varies from Landlord's Measurement by more than two percent (2%), Tenant may submit to Landlord Tenant's measurements of the Premises within thirty (30) days after the Commencement Date. If Landlord and Tenant fail to agree on the rentable square footage of the Premises within ten
(10) business days after delivery of Tenant's measurements of the Premises to Landlord, Landlord and Tenant shall resolve the dispute by submitting the dispute to an architect reasonably acceptable to both parties who is . familiar with the BOMA Standards (the "Architect"). The Architect shall review the measurements of Tenant and Landlord and if necessary re-measure the Premises and shall submit its determination of the rentable square footage of the Premises to Landlord and Tenant within ten (10) business days after the dispute is submitted to the Architect. In the event that the Architect determines that the rentable square footage deviates from Landlord's Measurement by more than two percent (2%), the Monthly Rent schedule contained in Section 5(a) above shall be modified to reflect the correct rentable square footage of the Premises multiplied by the rent per square foot shown in the schedule. Such modification shall be effective as of the Commencement Date and shall be evidenced by an amendment to this Lease to be executed by the parties.


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


          (f) Tenant shall be entitled to a rent credit which shall be credited against the rent due from Tenant to Landlord during the first months of the term of this Lease. The rent credit shall be calculated by multiplying the number of full calendar months during which the current tenant of the Premises remains in possession of the Premises after December 31, 1997, by the sum of $5,283.60, provided, however, that Tenant shall only be entitled to such rent credit, and such rent credit shall only be credited by Landlord to Tenant, during any such holdover period if, when and to the extent that the current tenant of the Premises pays its rent, including any holdover rent, for the applicable holdover periods to Landlord. Any such rent credit which is for less than one full month shall be prorated based on the actual number of days of the month involved.

SECTION 6.     Use.

(a) Tenant will occupy and use the Premises for general office, electronics manufacturing, warehousing, and shipping connected therewith and for any related lawful use. Tenant agrees not to use the Premises for any immoral or unlawful purpose. Landlord agrees that, subject to Section 18 and to the prior reasonable review and approval by Landlord and compliance with all applicable governmental requirements, including but not limited to the American with Disabilities Act, and any signing criteria in any covenants, conditions, and restrictions recorded prior to the date of this Lease, Tenant may erect and maintain on the Premises and the building and improvements any signs advertising Tenant's business, as Tenant may desire.

         (b) Tenant shall not commit any acts on the Premises, nor use the Premises in any manner that will cause the cancellation of any fire, liability, or other insurance policy insuring or hereinafter insuring the Premises or the improvements on the Premises. Tenant shall, at Tenant's sole cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises and the improvements on the Premises.

         (c) Tenant shall not commit or allow any waste or any public or private nuisance in, on or under the Premises.

         (d) Except as otherwise provided in Sections 10, 19 and 43 hereof, Tenant shall, at Tenant's sole cost, promptly comply with all laws, statutes, ordinances, rules, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state, and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act (the "ADA"), all seismic retrofitting and other earthquake protection measures being required by any governmental entity with regard to the Premises, any requirements of Title 24 of the California Code of Regulations, the requirements of any board of fire underwriters or other similar body now or in the future constituted, and the direction or occupancy certificate issued by public officers (collectively the "Legal Requirements"), insofar as they relate to the condition, occupancy and use of the Premises, the construction of the Tenant Improvements (as hereinafter defined) and the construction of any future Alterations (as hereinafter defined),

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


including but not limited to the correction or remediation of a violation arising out of or in connection with the construction of Tenant Improvements or other Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant that Tenant has violated any Legal Requirement in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Landlord and Tenant.

SECTION 7.     Utilities.

         From and after the Commencement Date, Tenant shall pay, before delinquency, all charges or assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, fire sprinkler and alarm monitoring and any and all other utilities or maintenance charges and services of any kind that may be used on or in connection with the Premises. If an interruption or cessation of utilities results from the gross negligence or willful misconduct of Landlord, its employees, agents, or contractors and the Premises are not reasonably usable by Tenant for the conduct of Tenant's business as a result thereof, Monthly Rent not actually incurred up to that point by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord written notice of such interruption until such utilities are restored. Except the abatement of Monthly Rent, Landlord shall not be liable to Tenant for any damages occasioned by any interruption or cessation of utilities, including but not limited to consequential, speculative or anticipatory damages.

SECTION 8.     Taxes.

         (a) Within ten (10) business days after receipt of an invoice from Landlord, Tenant shall, as additional rent, reimburse Landlord for all taxes, permit, inspection, and license fees, and other public charges of whatever nature (other than penalties and interest for the late payment of taxes except to the extent that such penalties and interest arise in connection with a good faith protest of such taxes by Landlord) that are assessed against the Premises or arise because of the occupancy, use, or possession of the Premises (including but not limited to taxes on, or which shall be measured by, any rents or rental income, taxes on personal property, whether of Landlord or Tenant and taxes or increases in taxes which result from reassessment of the Premises due to changes in ownership thereof during the Term or which result from the reassessment of the Premises due to the improvement thereof) (collectively "Real Estate Taxes"), subsequent to the Commencement Date, and all installments of assessments that are due or become due from and after the Commencement Date and on or prior to the expiration or sooner termination of this Lease. Notwithstanding the foregoing, "Real Estate Taxes" shall not include and Tenant shall not be responsible for any taxes in the nature of estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income taxes imposed on Landlord's income from all sources or net income taxes imposed on Landlord unless such

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


net income taxes are in substitution or in lieu of real estate taxes or assessments against the Premises.

         (b) Tenant shall pay directly to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest, as additional rent, all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against Tenant's personal property, subsequent to the Commencement Date, and all installments of assessments that are due or become due from and after the Commencement Date and on or prior to the expiration or sooner termination of this Lease.

         (c) All Real Estate Taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's share will reflect the portion of that tax year after the Commencement Date. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant's possession of the Premises during that tax year. Real Estate Taxes reimbursable from Tenant in any year shall include only installments of taxes and assessments which would have become due during such year if Landlord had elected to pay such taxes and assessments in the maximum number of installments thereof.

         (d) Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to contest or appeal the validity or the legality of any tax (including penalties and interest), assessment, tax lien, forfeiture, or other imposition or charge against the Premises or any part of the Premises or any improvements (each a "Tax" and collectively "Taxes"), so long as Tenant diligently and in good faith pursues such contest or appeal to fruition; provided however, that notwithstanding Tenant's desire to contest or appeal the validity or the legality of any Tax, Landlord shall have the right in its sole discretion to pay such Tax and Tenant shall, as a condition precedent to its right to contest or appeal the imposition of any Tax, reimburse Landlord for such Tax in accordance with Section 8(a). Any proceedings for contesting or appealing the validity, legality, or amount of any tax, assessment, imposition, or charge, or to recover any tax, assessment, imposition, or charge paid by Tenant, may be brought by Tenant in the name of Landlord or in the name of Tenant, or both, as Tenant deems advisable. Landlord agrees that Landlord will, upon the reasonable request of Tenant, execute or join in the execution of any instrument or document necessary in connection with any proceeding. However, if any proceedings are brought by Tenant, Tenant agrees to indemnify, defend and hold Landlord harmless for all reasonable loss, cost, or expense that may be imposed on Landlord in connection with the proceeding. In any event, Tenant shall notify Landlord in advance of any tax contest proceedings that Tenant intends to initiate, and shall then inform Landlord of all significant developments in the proceedings as they may occur. Upon the successful conclusion of any such contest or appeal, Landlord agrees to, at Landlord's sole discretion, either (i) pay over to Tenant such amounts as shall be returned to Landlord in connection with such appeal or contest or (ii) apply such amounts as shall be returned to

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


Landlord in connection with such appeal or contest to amounts then owing from Tenant to Landlord under this Lease.

         (e) If Tenant has not paid any tax, assessment, or public charge required by this Lease to be paid by Tenant before its delinquency, or if a tax, assessment, or public charge is contested by Tenant and that tax, assessment, or public charge has not been paid within thirty (30) days after a final determination of the validity, legality, or amount of the tax, assessment or public charge, then Landlord may, but shall not be required to, pay and discharge the tax, assessment, or public charge. If a tax, assessment, or public charge, including penalties and interest, are paid by Landlord, the amount of that payment shall be due and payable to Landlord by Tenant with the next succeeding rental installment, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of the payment by Landlord until repayment by Tenant.

         (f) If any assessments for local improvements become a lien after the Commencement Date, Tenant shall pay only the installments of the assessments that become due and payable during the Term. On the request of Tenant, Landlord agrees to cooperate or join with Tenant in any application that may be necessary to permit the payment of the assessments in installments.

SECTION 9.     Intentionally Omitted

SECTION 10.     Repairs and Maintenance.

         (a) Except as otherwise provided in Sections 10, 19 and 43 hereof, Tenant shall, at Tenant's sole expense, keep and maintain the Premises
(including without limitation, interior walls, roof membrane, heating, ventilation and air conditioning systems, operating systems, sidewalks, parking lots, interior and exterior glass, fire sprinklers, alarms and landscaping that are part of or adjoin the Premises) in a clean and good condition and repair, including without limitation replacements as needed thereof, and to deliver to Landlord physical possession of the Premises at the termination of this Lease or any sooner expiration thereof, in good condition and repair, reasonable wear and tear excepted. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural elements of the Premises or if the estimated cost of any item of repair or replacement is in excess of Five Thousand Dollars ($5,000.00), Tenant shall first obtain Landlord's written approval of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work. In the event that any singular repair of the roof membrane, the HVAC system, the parking lot, the fire sprinklers or the building operating systems of a capital nature costs in excess of Fifty Thousand dollars ($50,000.00) (each a "Singular Capital Expenditure") or in the event that the aggregate cost of replacing HVAC units installed in the Premises exceeds Fifty Thousand dollars ($50,000.00) during the Term (each replacement a "HVAC Capital Expenditure"), Tenant shall have the right to cause Landlord to pay for such Singular Capital Expenditure or the excess over Fifty Thousand Dollars ($50,000.00) of the HVAC Capital Expenditures ("Excess HVAC Capital

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


Expenditure"), provided that Landlord shall amortize the amount paid by Landlord over the useful life of such Singular Capital Expenditure or such Excess HVAC Capital Expenditure, as the case may be, and Tenant shall pay as additional rent to Landlord on or before the first day of the calendar month immediately following the payment of such Singular Capital Expenditure or such Excess HVAC Capital Expenditure by Landlord, as the case may be, and on each anniversary thereof during the Term, an amount equal to the annual amortization of such Singular Capital Expenditure and/or such Excess HVAC Capital Expenditure, as the case may be.

         (b) Tenant shall maintain continuously throughout the term of the Lease a service contract for the maintenance of all heating, air conditioning, and ventilation equipment with a licensed repair and maintenance contractor reasonably approved by Landlord; the contract should provide for periodic inspections and servicing of the heating, air conditioning, and ventilation equipment at least once every ninety (90) days during the term of the Lease (the "HVAC Contract").

         (c) Tenant shall maintain continuously throughout the term of the Lease a service contract for the monitoring of fire sprinklers and alarms located on or about the Premises with a licensed service, which contract shall, inter alia, provide for the periodic testing and if necessary replacement of the fire sprinklers and alarms located on or about the Premises (the "Life Safety Contract").

         (d) Within ten (10), days of the Commencement date, Tenant shall provide copies of the HVAC Contract and the Life Safety Contract to Landlord.

         (e) If at any time during the Term, including renewals or extensions thereof, Tenant fails to maintain the Premises, make any repairs or replacements as required by this Section or maintain service contracts required by this Section, Landlord shall have the right to, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements or enter into appropriate service contracts, as the case may be, all for the account of Tenant and any sums expended by Landlord in so doing, together with interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law, shall be deemed additional rent and shall be immediately due from Tenant on demand of Landlord.

         (f) Tenant waives the provisions of Civil Code ss.ss. 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent.

         (g) Landlord agrees that after the Substantial Completion of the Tenant Improvements, it shall, at its sole expense, maintain, repair and comply with all Legal Requirements regarding the building foundation, the exterior walls and the roof structure of the Premises, including any latent defects discovered therein; provided however that Landlord shall not be responsible for any repairs to or maintenance to the building foundation, exterior walls or roof structure caused by or resulting from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents other than ordinary and customary wear and tear. Tenant agrees that it shall be responsible for and shall promptly repair or replace, as necessary, any part or portion of the building foundation, the exterior walls and the roof structure of the Premises; which repair or maintenance arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents. In addition, Landlord agrees that after the Substantial Completion of the Tenant Improvements, it shall be responsible for and shall promptly repair or replace, as necessary, any part or portion of the Premises, which repair or maintenance arises out of or results from the actions of Landlord or any of Landlord's contractors, employees, licensees, invitees or agents (other than Tenant).

         (h) In the event of an emergency (being defined as an imminent threat of personal injury to Tenant's employees or material damage to Tenant's equipment or other property at the Premises), Tenant shall have the right to make such temporary, emergency repairs to the roof structure, foundation and exterior walls of the Premises as may be reasonably necessary to prevent such personal injury or material damage to the equipment or property of Tenant situated in the Premises, provided Tenant has no reasonable alternative and has either (i) notified Landlord's representative of such emergency by telephone (with subsequent written notice as soon as practicable) and Landlord has failed to initiate emergency repairs within a reasonable period of time under the circumstances, but in no event longer than forty-eight (48) hours after such telephonic notification, or (ii) Tenant has attempted in good faith to notify Landlord's representative of such emergency by telephone (with subsequent written notice as soon as practicable) and has been unsuccessful in its attempts to contact such representative for a time period commensurate with the circumstances, but in no event more than forty-eight (48) hours after attempting to contact Landlord. Landlord shall reimburse Tenant for the reasonable, out-of pocket costs actually incurred by Tenant in making such emergency repairs to the roof structure, foundation or exterior walls, as applicable, within thirty (30) days after submission by Tenant to Landlord of any invoice therefor, accompanied by reasonable supporting documentation for the costs so incurred.

         (i) Landlord shall keep and maintain the exterior of the Premises and all grounds and landscaping in good condition, and repair (collectively "Exterior Maintenance"). Within twenty (20) business days after receipt of an invoice from Landlord, Tenant shall, as additional rent, reimburse Landlord for all costs reasonably incurred by Landlord in such Exterior Maintenance. Tenant shall have the right to cause Landlord to obtain no more than three (3) competitive bids for the Exterior Maintenance from reputable independent contractors. In the event that Tenant causes Landlord to obtain such competitive bids, Tenant's liability shall be limited to the lesser of the median bid or the actual cost to Landlord of the Exterior Maintenance.

SECTION 11.     Alterations.

         (a)  Tenant  shall not make or allow  any  alterations,  additions,  or improvements  to  the  Premises  or any  part  of  the  Premises  (collectively,
"Alterations"), without Landlord's prior consent, which shall not be unreasonably withheld. Consent, however, may be conditioned upon the receipt by, and approval of, Landlord of a set of plans and specifications for the alterations no later than thirty (30) days prior to the scheduled construction of the Alterations together with such additional information regarding the proposed Alterations as Landlord may reasonably request (collectively the "Alteration Support"). Landlord agrees to approve or disapprove of such proposed Alterations within ten (10) business days following the receipt the Alteration Support. The installation of furnishings, fixtures, equipment, interior partitions, non-load bearing walls or decorative improvements (other than the recarpeting of the Premises, which shall be deemed an Alteration for which
Landlord's consent must be obtained), none of which shall affect operating systems or the structure of the Premises, and the repainting of the Premises, shall not constitute "Alterations." Except as otherwise provided in Section 16 hereof, all Alterations and any furnishings, fixtures, equipment, interior partitions, non-load bearing walls or decorative improvements remaining on the Premises after the termination or earlier expiration of this Lease shall immediately become Landlord's property and, at the termination or earlier expiration of this Lease, shall remain on the Premises without compensation to Tenant, unless Landlord elects by notice to Tenant to have. Tenant remove same and restore the Premises to the condition of as of the date of this Lease in which event Tenant shall cause such removal and/or restoration to be done at Tenant's sole cost and expense. Landlord agrees that contemporaneous with its consent to the making of any Alterations and subject to Tenant's express written request therefore it shall notify Tenant as to which of the Alterations Landlord may require to be removed prior to the termination or earlier expiration of this Lease. If Landlord fails to notify Tenant in writing that it may require the removal of Alterations as to which Tenant has requested such notification, then Landlord shall not be permitted to require the removal of such Alterations upon the expiration or earlier termination of this Lease. In the event that Landlord requires Tenant to remove any Alterations and any furnishings, fixtures, equipment, interior partitions, non-load bearing walls or decorative improvements and Tenant fails to cause such removal and/or restoration on or prior to the termination or other earlier expiration of this Lease, such failure shall be deemed a holdover under Section 1 3(b) of this Lease, and in addition to any other damages owing Landlord under this Section, Tenant shall owe Holdover Rent (as hereinafter defined) for each month or portion thereof of such failure. All improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease, shall be performed in accordance with all applicable laws and at Tenant's sole expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease. Landlord agrees, when requested by Tenant, to execute and deliver any applications, consents, or other instruments reasonably required to permit Tenant to do this work or to obtain permits for the work.

         (b) Before any contract or subcontract is let or other agreement executed for the performance of any service, or the furnishing of any materials, and before any work of any kind or nature is commenced upon the construction of Alterations, Tenant will procure and deliver to Landlord a completion bond and a payment bond, both in form and substance satisfactory to Landlord issued by reputable surety corporations or bonding corporations qualified to do business in California, guaranteeing or otherwise assuring Landlord that the construction of the Alterations will proceed to completion with due diligence, that the reconstruction, when completed, will be fully paid for, and that the Premises will remain free of all mechanics', laborers' or materialmen's liens or claimed liens on account of any services or materials furnished or labor or work performed in connection with the construction of the Alterations.

         (c) At least ten (10) days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations; provided, however, that it shall be Tenant's duty to keep the Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises by or on behalf of Tenant. In the event that Tenant fails to provide Landlord with the notice required by this Section 11 (b), Landlord shall have the right to cause the cessation of such construction and shall have the further right to file notices of cessation and/or completion, so as to allow the Premises to be protected from mechanic's liens. Tenant hereby irrevocably appoints Landlord its attorney-in-fact which appointment is coupled with an interest to cause such cessation and to file such notices.

         (d) Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents, contractors, or subtenants, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest the validity or amount of any lien or claimed lien, upon giving to Landlord a bond assuring that the lien or claimed lien will be paid when and to the extent that the lien is finally determined to be valid and owing. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all property costs and charges, and shall have the lien released or judgment satisfied at Tenant's sole expense. If Tenant fails to pay the judgment promptly or otherwise fails to prevent any sale, foreclosure, or forfeiture of the Premises because of a lien, Landlord shall have the right, upon five (5) days' written notice to Tenant, to pay or prevent this action, and the amount paid by Landlord shall be immediately due and payable to Landlord, and shall bear interest at the lesser of ten percent ( 10%) per annum or the highest rate allowed by law from the date of payment by Landlord until repayment by Tenant.

SECTION 12.     Entry.

         (a) Landlord and its agents may enter the Premises at any reasonable time upon reasonable notice to Tenant, it being agreed that notice given twenty-four (24) hours or more in advance shall be deemed to be reasonable notice, or immediately in the case of an emergency, for the purpose of (i) inspecting the Premises; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Leased Premises to prospective purchasers, mortgagees, or tenants; (v) making necessary alterations, additions, or repairs as required by this Lease or to otherwise perform Landlord's duties under this Lease; (vi) to determine whether Tenant is complying with the terms of this Lease; (vii) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord, if required by the terms of this Lease; (vii) placing on the Leased Premises ordinary for lease signs or for sale signs during the last year of the Term;
(viii) to do other lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease and (ix) responding to an emergency.

         (b) Landlord shall have the right to use any means Landlord deems necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, nor shall such entry give rise to a claim for rent abatement.

SECTION 13.     Surrender of Premises: Holding Over.

         (a) At the termination of this Lease or any sooner expiration thereof, Tenant shall promptly surrender and deliver the Premises to Landlord in good and tenantable condition, casualty, condemnation and reasonable wear and tear excepted.

         (b) At the end of the Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be from month-to-month only and not a renewal of this Lease, nor an extension for any further term. Tenant shall pay Monthly Rent in an amount (the "Holdover Rent") equal to (i) one hundred and twenty five percent (125%) of the Monthly Rent payable for the month immediately prior to the end of the Term or any extension thereof for the first month or any portion thereof after the end of the Term for which Tenant holds over, and (ii) one hundred and fifty percent (150%) of the Monthly Rent payable for the month immediately prior to the end of the Term or any extension thereof for any period after the first month after the end of the Term for which Tenant holds over, and the month-to-month tenancy shall be subject to every other term, covenant, and condition in this Lease that is consistent with and not contrary to a month-to-month tenancy.

SECTION 14.     Indemnity.

         (a) Tenant agrees to indemnify, defend, and hold Landlord, and Landlord's employees, agents and contractors harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims, or judgments, including but not limited to attorneys' fees and costs, arising by reason of any death, bodily injury, personal injury, or property damage resulting from: (i) any cause occurring in or about or resulting from an occurrence in or about the Premises during the Term, (ii) act, work or things done or permitted to be done or otherwise suffered, or any omission to act, in or about the Premises by Tenant or by any of Tenant's agents, officers, directors, employees, contractors, licensees or invitees, (iii) the negligence or willful misconduct of Tenant or Tenant's agents, employees, invitees, licensees, contractors and subcontractors, or (iii) an Event of Default by Tenant. The provisions of this Section 14(a) shall survive the expiration or sooner termination of this Lease.

         (b) Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to any abatement of rent for any damage to Tenant's property or any injury to Tenant or any of Tenant's employees, agents, or invitees, or loss to Tenant's business arising out of any cause, including but not limited to (i) the failure, interruption, or installation of any heating, air conditioning, or ventilation equipment; (ii) the failure, interruption, or installation of any fire sprinklers or alarms;
(iii) the loss or interruption of any utility service; (iv) the failure to furnish or delay in fumishing any utilities or services; (v) the limitation, curtailment, rationing, or restriction on the use of water or electricity, gas or any other form of utility; (vi) vandalism, malicious mischief, or forcible entry by unauthorized persons or the criminal act of any person; or (vii) seepage, flooding, or other penetration of water into any portion of the Premises.

SECTION 15.     Insurance.

         (a) Landlord agrees at all times during the Term and during any extension, to maintain in force, an "all risk" policy of insurance covering the building and all improvements that may be built or placed on the Premises, including extended coverage, including fire sprinkler leakage, vandalism and malicious mischief, in an amount equal to their full insurable value, with a replacement cost endorsement. Tenant agrees to immediately reimburse Landlord for the cost of such insurance from time-to-time as and when invoiced by Landlord. Furthermore, Tenant shall contribute directly or reimburse Landlord as the case may be for any deductible incurred by Landlord in connection with any casualty up to but not exceed Fifty Thousand Dollars ($50,000.00). Landlord's all-risk property insurance shall include a waiver by the insurer of subrogation and all rights based upon an assignment from its insured against Tenant, its officers, directors employees, agents, invitees, licensees and contractors in connection with any loss or damage thereby insured against. Tenant's obligations under this Section 15(a) shall not extend to any earthquake insurance Landlord may choose to carry on the Premises.

         (b) Tenant agrees to procure and maintain commercial liability insurance, including products and completed operations insurance, from a responsible insurance company authorized to do business in California, with a combined single limit of not less than One Million Dollars ($1,000,000) for injury or death to any person or damage to property and Five Million Dollars ($5,000,000) excess umbrella coverage for injury or death or property damage, for any claims, demands, or causes of action of any person arising out of accidents occurring on the Premises during the Term or arising out of Tenant's use of the Premises.

         (c) Each policy of insurance obtained by Tenant shall be issued by a responsible insurance company authorized to do business in California with an A.M. Best rating of at least A-, and shall be issued in the names of Landlord, Tenant, Ground Lessor and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear. Tenant shall deliver a certificate for each such insurance policy to Landlord with all relevant endorsements. Each such policy of insurance shall be primary and noncontributory with any policies carried by Landlord, to the extent obtainable, any loss shall be payable notwithstanding any act or negligence of Landlord that might otherwise result in forfeiture of insurance, shall contain a cross-liability endorsement; and shall contain a severability clause. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Tenant under a blanket policy insuring other locations of Tenant's business, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered additional rent under this Lease and shall be immediately repayable by Tenant. Each policy of insurance obtained by Tenant shall include a waiver by the insurer of subrogation and all rights based upon an assignment from its insured against Landlord, its officers, directors employees, agents, invitees, licensees and contractors in connection with any loss or damage thereby insured against.

         (d) So that the business of Tenant may continue with as little interruption as possible, Tenant shall, during the Term and any renewals or extensions, maintain at Tenant's sole cost and expense, insurance for (i) Tenant's personal property; inventory, alterations, fixtures and equipment located on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, providing All Risk coverage including fire sprinkler leakage, vandalism and malicious mischief; and (ii) all plate glass on the Premises. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, inventory, alterations, fixtures, equipment and plate glass so insured. In addition, Tenant shall obtain and keep in force, at all times during the Term or any extensions or renewals thereof, a policy of business interruption insurance coverage, insuring that one hundred percent (100%) of the Monthly Rent due hereunder will be paid to Landlord for a period of not less than one (1) year if the Premises are damaged or destroyed or rendered unfit for occupancy by a risk insured against by a policy of All Risk coverage including fire sprinkler leakage, vandalism and malicious mischief endorsements.

         (e) At all times during the Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, contractors, or subcontractors to keep and maintain, workmen's compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, contractors, or subcontractors and not at the expense of Landlord.

         (f) Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Landlord or against Landlord and Tenant jointly, within the scope of this Section. However, Landlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Tenant's control, which approval shall not be unreasonably withheld or delayed. In addition, Landlord shall retain the right at Landlord's election to have Landlord's own legal counsel participate as co-counsel, to the extent that claims are made that may not be covered by Tenant's insurers.

         (g) Tenant and Landlord each waive all rights of subrogation against the other for loss or damage arising out of or incident to the perils insured against, which perils occur in, on, or about the Premises, whether due to the negligence, gross negligence or willful misconduct of either Landlord or Tenant or any their respective agents, employees, contractors, or invitees. Tenant and Landlord shall, upon obtaining the required policies of insurance, give notice to the insurance carriers that this mutual waiver of subrogation is in this Lease.

         (h) Landlord agrees to procure and maintain commercial liability insurance from a responsible insurance company authorized to do business in California, with a combined single limit of not less than One Million Dollars ($ 1,000,000) for injury or death to any person or damage to property, for any claims, demands, or causes of action of any person arising out of accidents occurring on the Premises during the Term.

SECTION 16.     Trade Fixtures.

         (a) Tenant shall have the right, at any time and from time to time during the Term and any renewals or extensions, at Tenant's sole cost and expense, to install and affix on the Premises items for use in Tenant's trade or business, which Tenant, in Tenant's sole discretion, deems advisable (collectively "Trade Fixtures"). Trade Fixtures installed in the Premises by
Tenant shall always remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that

Landlord shall have the right to keep any Trade Fixtures or to require Tenant to remove any Trade Fixtures that Tenant might otherwise elect to abandon.

         (b) As security for Tenant's performance of obligations under this Lease, Tenant grants to Landlord a security interest in all Trade Fixtures owned by Tenant and now or later placed on the Premises by Tenant; provided that (i) Landlord shall subordinate its lien to the lien of any current or future lender of Tenant; and (ii) that each such current or future lender of Tenant consents to Landlord's security interest in the Trade Fixtures. Any right to remove the Trade Fixtures given Tenant by the provisions of Section 16(a) shall be exercisable only if, at the time of the removal, an Event of Default has not occurred and is not continuing on the part of Tenant in its performance of this Lease. Provided that no Event of Default has occurred and is continuing on the part of Tenant, Landlord agrees to release its security interest from any Trade Fixture which Tenant desires to trade in or replace, provided, that this security interest will then attach to the item that replaced the previous Trade Fixture. Upon the occurrence of any Event of Default on the part of Tenant under this Lease, Landlord shall immediately have as to the Trade Fixtures the remedies provided to a secured party under relevant sections of the California Uniform Commercial Code. Upon Landlord's request to Tenant and subject to the forgoing terms and conditions, Tenant agrees to execute and deliver to Landlord a UCC Financing Statement together with applicable continuations thereof with regard to Landlord's security interest in the Trade Fixtures.

         (c) Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed and not due to the lien provided to Landlord in Section 16(b).

SECTION 17.     Communications Cables.

         Regardless of any provisions of this Lease to the contrary, Landlord and Tenant agree as follows:

         (a) Cabling and Equipment. Tenant will be responsible, at Tenant's sole cost, for the installation, maintenance, and repair of all telecommunication cabling, wiring, and risers running throughout the Premises, together with all of Tenant's telephones, telecopiers, computers, telephone switching, telephone panels, and related equipment. Tenant agrees to install, maintain, and repair the telecommunication cabling, wiring, and risers running throughout the Premises in a good and proper manner.

         (b) Right of Entry. In addition to Landlord's other rights of entry under this Lease, Landlord may enter the Leased Premises to inspect the telecommunication cabling, wiring, and risers to assure that the installation, maintenance, and repair are being performed in a good and proper manner.

         (c)  Designated  Provider.  Tenant  agrees  to have  the  installation, maintenance, and repair of the telecommunication cabling, wiring, and risers done by an independent contractor approved in writing in advance by Landlord, provided Landlord shall not unreasonably withhold its approval of such independent contractor.

         (d) Indemnity. Tenant agrees to indemnify, release, defend, and hold Landlord harmless against any damages, claims, or other liability resulting from Tenant's installation, repair, or maintenance of the telecommunication cabling, wiring, and risers, including, but not limited to, the costs of repair.

         (e) Release. Tenant releases Landlord from all losses, claims, injuries, damages, or other liability, including, but not limited to, consequential damages, whether to persons or property and no matter how caused, in any way connected with the interruption of telecommunications services due to the failure of any telecommunications cabling, wiring, or risers. Tenant expressly waives the right to claim that any interruption constitutes grounds for a claim of abatement of rent, of constructive eviction, or for termination of the Lease.

SECTION 18.     Signs.

         Tenant shall not maintain nor permit any sign, awning, canopy, marquee, or other advertising to appear or be affixed on any exterior door, wall, or window of the Premises, except as permitted by both applicable ordinances and any conditions, covenants and restrictions covering the Premises, and then at Tenant's sole cost or expense. Furthermore, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior window of the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. If Tenant maintains any sign, awning, canopy, marquee, decoration, or advertising matter in accordance with the terms of this Section, Tenant shall maintain it in good appearance and repair at all times during this Lease. At the Termination Date, any of the items mentioned in this Section that are not removed from the Premises by Tenant may, without damage or liability, be removed and destroyed by Landlord and Tenant shall be liable to Landlord for the cost of such removal and destruction.

SECTION 19.     Damage and Destruction.

         If at any time during the Term, the Premises are damaged by a fire or other casualty, Tenant shall immediately notify Landlord of the occurrence of such fire or casualty. Landlord shall have thirty (30) days from the receipt of such notice in the event of a casualty affecting only the Premises and sixty
(60) days from the receipt of such notice in the event of a casualty affecting the Premises and one or more other buildings, to determine the amount of time it reasonably estimates will be required to repair or restore the Premises after obtaining a building permit therefor. If Landlord reasonably estimates that the time required to repair or restore the Premises exceeds one hundred and fifty
(150) days following the issuance of a building permit therefor, either Landlord or Tenant shall have the right to terminate this Lease upon the notice to other party given no later than thirty (30) days following the giving of notice by Landlord to Tenant of Landlord's estimate of the time necessary to repair or restore the Premises. If neither party elects to terminate this Lease, or if Landlord estimates that restoration of the Premises shall take one hundred and fifty
(150) days or less to complete, then, subject to receipt of sufficient insurance proceeds (other than deductibles under such insurance), Landlord shall promptly restore the Premises, excluding the improvements installed by Tenant, subject to delays arising from the collection of insurance proceeds or from force majeure events. Tenant, at Tenant's expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds or from force majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are materially damaged during the last year of the Term and Landlord reasonably estimates that it will take more than one-hundred and twenty
(120) days to repair such damage; provided however, that Tenant shall have the right to avoid such termination of this Lease by Landlord by exercising its option to extend the Term in accordance with Section 41 of this Lease for the first Option Period, or, if Tenant has previously exercised the option for the first Option Period, the second Option Period. If Tenant avoids such termination by exercising its rights, if any, under Section 41 of this Lease, all of the terms and conditions of this Section 19 relating to any restoration shall be reinstated and adhered to by the parties hereto. Tenant shall pay to Landlord with respect to the damage to the Premises the amount of Landlord's deductible within thirty (30) days after presentment of Landlord's invoice. If the Premises are damaged to the extent that the Premises are partially unsuitable or inadequate for the purposes which Tenant was using the Premises prior to the damage, the Monthly Rent otherwise payable by Tenant shall be reduced effective as of the date of the damage so that the new Monthly Rent payable shall be an amount equivalent to the proportion of the Monthly Rent otherwise payable as the total floor area of the Premises still reasonably suitable for Tenant's use under this Lease bears to the total floor area of the Premises prior to the damage; provided that if such partial destruction materially interferes with Tenant's intended use of the Premises as existing prior to the damage, rent shall be abated entirely until Tenant is able to re-enter the Premises and use the Premises for purposes for which Tenant was using the Premises prior to the damage.

SECTION 20.     Condemnation.

         (a) If, during the Term or any renewal or extension, the whole of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease.

         (b) If, during the Term or any renewal or extension, only a part of the Premises is taken pursuant to any condemnation proceeding and the remaining portion is not suitable or adequate for the purposes for which Tenant was using the Premises prior to the taking, or if the Premises should become unsuitable or inadequate for those purposes by reason of the taking of any other property adjacent to or over the Premises pursuant to any condemnation proceeding, or if by reason of any law or ordinance the use of the Premises for the purposes specified in this Lease shall become unlawful, then and after the taking or after the occurrence of other described events, Tenant shall have the option to terminate, and the option can be exercised only after the taking or after the occurrence of other described events by Tenant giving written notice to Landlord within ten (10) days of such taking or the occurrence of other described events, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises. Without limiting the generality of the previous provision, it is agreed that in the event of a partial taking of the Premises pursuant to any condemnation proceeding, if the number of square feet of floor area in the portion remaining after the taking is less than eighty percent (80%) of the number of square feet of floor area at the commencement of the Term, Tenant shall, after the taking, have the option to terminate this Lease upon giving written notice to Landlord within ten ( 10) days of such taking or the occurrence of other described events, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises.

         (c) If only a part of the Premises is taken pursuant to any condemnation proceeding under circumstances that Tenant does not have the option to terminate this Lease as provided in this Section, or having the option to terminate, Tenant elects not to terminate, then Landlord shall at Landlord's expense promptly proceed to restore the remainder of the Premises to a self contained architectural unit, and the Monthly Rent payable shall be reduced effective the date of the taking to an amount that shall be in the same proportion to Monthly Rent payable prior to the taking, as the number of square feet of floor area remaining after the taking bears to the number of square feet of floor area immediately prior to the taking.

         (d) If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award except that portion allocable to Tenant's unsalvageable Trade Fixtures and provided that Tenant shall have the right to make a separate claim against the condemning authority for Tenant's relocation costs and Tenant's business interruption.

SECTION 21.     Assignment and Subletting.

         (a) Tenant shall not assign or hypothecate this Lease or any interest herein (by operation of law or otherwise) or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant (each an "Transfer") without the prior written consent of Landlord which shall not be unreasonably withheld. If Tenant is a corporation, a partnership or a limited liability company, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more of the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the date hereof or partnership interests in Tenant, or ownership interests in Tenant, as the case may be, other than as a result of the open trading of Tenant's shares on a public stock exchange which does not constitute a merger, consolidation or other reorganization, shall constitute a Transfer hereunder for which such consent is required. Further, Tenant shall not Transfer this Lease to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all the assets as a going concern of the business of Tenant that is being conducted on the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void, and, at the option of Landlord, shall terminate this Lease. Notwithstanding anything to the contrary contained in this Section, provided the use of the Premises does not change, Tenant may Transfer this Lease without first obtaining Landlord's consent as follows (each a "Permitted Transfer"): (i) to a corporation, limited liability company or other entity which results from a merger, consolidation, reorganization or asset sale with Tenant in which the surviving entity (A) acquires substantially all of the assets of Tenant as a going concern, (B) assumes, or is deemed by law to be liable for, all of the liabilities of Tenant and (C) has after such merger, consolidation, reorganization or asset sale a net worth not less than Tenant's net worth as of the date of this Lease; and (ii) as a result of a sale, issuance or transfer of the capital stock of Tenant provided Tenant continues to be a publicly traded corporation, limited liability company or other entity.

         (b) In the event that Tenant should desire to Transfer this Lease or any portion thereof, Tenant shall first offer the space affected by such Transfer to Landlord and Landlord shall have the right within thirty (30) days following such offer to elect to, in Landlord's sole and absolute discretion, terminate this Lease as to the space affected by the desired Transfer. In the event that Landlord does not notify Tenant within such thirty-day period of its election to terminate the Lease as to the space affected by such desired Transfer, Landlord shall be deemed to have waived its right to so terminate the Lease as to the space to be affected by the desired Transfer. In the event that Landlord does not terminate the Lease as to the space affected by Tenant's desired transfer, and, within one-hundred and twenty (120) days following Landlord's election not to terminate the Lease as to the space affected by Tenant's Transfer, Tenant reaches a tentative agreement to Transfer such space to a third party, Tenant shall provide Landlord with written notice of such tentative agreement at least ten (10) business days in advance of the effective date of such proposed Transfer. Such notice shall include (i) the name and legal composition of the proposed sublessee or assignee, (ii) the nature of business to be conducted by the proposed sublessee or assignee in the Premises, (iii) the terms and conditions of the proposed Transfer, (iv) a current financial statement of the proposed sublessee or assignee, financial statements of proposed sublessee or assignee covering the preceding three (3) years, if they exist, and, if available, an audited financial statement of the proposed sublessee or assignee for a period ending not more than one (1) year prior to the proposed effective date of the Transfer, all of which are to be prepared in accordance with generally accepted accounting principles, (v) a statement of all consideration to be given on account of the Transfer; and (vi) any other information that Landlord reasonably requests. At any time within ten (10) business days following receipt of Tenant's notice, Landlord may by written notice to Tenant elect to (i) unless waived in accordance with this Section 21(b), in Landlord's sole and absolute discretion, terminate this Lease as to the space affected as of the effective date of the proposed Transfer, (ii) consent to the proposed subletting of the Premises or assignment of this Lease or (iii) disapprove of the proposed Transfer. If Landlord does not elect to terminate this Lease, however, Landlord shall not unreasonably withhold its consent to a proposed Transfer if Tenant is not in default under this Lease at the time Tenant requests such consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one or more of the following situations: (i) if, in Landlord's reasonable judgment, the net worth and financial capability of the proposed subtenant or assignee is not sufficient to support the obligations of such proposed subtenant or assignee; (ii) in Landlord's reasonable judgment, the business history and reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord or (iii) the proposed subtenant or assignee shall be a then existing or prospective tenant of Landlord; provided that in any event Landlord shall be entitled to exercise its right of termination in lieu of consenting to a transfer, as set forth above. In order for any Transfer to be binding on Landlord, Tenant shall deliver to Landlord, promptly after execution thereof, an executed copy of such sublease or assignment whereby the sublessee or assignee shall expressly assume the obligations of Tenant under this Lease.

         (c) Landlord and Tenant agree that seventy percent (70%) of any rent or other consideration received or to be received by or on behalf of or for the benefit of Tenant as a result of any Transfer, in excess of the aggregate of (i) the Monthly Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) and (ii) any leasing commissions and reasonable attorneys' fees actually incurred and paid by Tenant to secure the Transfer, shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder. Landlord's share of such excess rent or other consideration shall be paid by the subtenant or assignee directly to Landlord at the same time as such rent or other consideration is payable to Tenant.

         (d) Regardless of Landlord's consent, no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent or further Transfers. In the event of default by any assignee or successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent Transfers of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.

         (e) Tenant shall pay to Landlord, as an additional rent, all reasonable costs and attorney fees incurred by Landlord in connection with the evaluation, processing, or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on behalf of Landlord of:

         (i) any Hazardous Substances used, stored, released, or disposed of by the proposed subtenant or assignee, or

         (ii) violations of any Environmental Law by the Tenant or the proposed subtenant or assignee.

         (f) Any Transfer approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer is in form and substance reasonably satisfactory to Landlord.

         (g) Any attempted Transfer without Landlord's consent shall constitute an Event of Default. Landlord's consent to any one Transfer shall not constitute a waiver of the provision of Section 21 as to any subsequent Transfer or a consent to any subsequent Transfer.

         SECTION 22.     Default.

         Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, shall constitute an event of default (each an "Event of Default"):

          (a) The failure by Tenant to pay any amount in full when it is due under the Lease, provided however that once every 12 months during the Term, Tenant's failure to pay any amount when it is due under the Lease shall not be an Event of Default if Tenant makes such payment within three (3) business days following written notice from Landlord of such failure;

         (b) The failure by Tenant to perform any obligation under this Lease, which by its nature Tenant has no capacity to cure;

         (c) The failure by Tenant to perform any other obligation under this Lease, if the failure has continued for a period of ten (10) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within ten (10) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned upon Tenant's promptly commencing to cure within the ten (10) day period and thereafter diligently pursuing such cure to completion within one-hundred and twenty (120) days after Landlord demands in writing that Tenant cure the failure. Tenant shall indemnify and defend Landlord against any liability, claim, damage, loss, or penalty that may be threatened or may in fact arise from that failure during the period the failure is incurred;

         (d) Any of the following: a general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise; or

         (e) The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within sixty (60) days; or the involuntary filing against Tenant, or any general partner of Tenant if Tenant is a partnership, of

         (i) a petition to have Tenant, or any partner of Tenant if Tenant is a partnership, declared bankrupt, or

         (ii) a petition for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless, in the case of any involuntary filing, it is dismissed within sixty (60) days;

SECTION 23.     Remedies.

         Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to

         (a) terminate this Lease and all rights of Tenant under this Lease by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the aggregate sum of

         (i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;

         (ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

         (iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of award exceeds
         (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

         (iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result from Tenant's failure, including without limitation the costs and expenses incurred by Landlord for:

                  (A) retaking possession of the Premises;

                  (B) cleaning and making repairs and alterations (including the cost of leasehold improvements installed in connection with the releasing of the Premises, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise, as amortized over the life of such improvements to the extent such amortization occurs during what would have been the remaining portion of the scheduled Term of this Lease) necessary to return the Premises to good condition and preparing the Premises for reletting;

                  (C) removing, transporting, and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any of the said property);

                  (D) reletting the Premises, including without limitation, brokerage commissions, advertising costs, and attorneys' fees;

                  (E) expert witness fees, court costs and reasonable attorney's fees;

                  (F) any unamortized real estate brokerage commissions paid in connection with this Lease; and

                  (G) costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions, if any; and (v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law.

         As used in clauses (i) and (ii) of Section 23(a), the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of Section 23(a), the "worth at the time of award" shall be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used in this Section, the term "rent" shall include Monthly Rent as well as any other payments required by Tenant under this Lease.

         (b) continue this Lease, and from time to time, without terminating this Lease, either:

         (i) recover all rent and other amounts payable as they become due in accordance with California Civil Code ss.1951.4; or

         (ii) relet the Premises or any part on behalf of Tenant on terms and at the rent that Landlord, in Landlord's sole discretion, may deem advisable, all with the right to make alterations and repairs to the Premises, at Tenant's cost, and apply the proceeds of reletting to the rent and other amounts payable by Tenant. To the extent that the rent and other amounts payable by Tenant under this Lease exceed the amount of the proceeds from reletting, the Landlord may recover the excess from Tenant as and when due.

         (c) Upon the occurrence of an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may store the property removed from the Premises in a public warehouse or elsewhere at the expense and for the account of Tenant.

         (d) None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

         (e) If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including without limitation finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain the eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord's expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

         (f) After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant. However Landlord shall by prior notice first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

         (g) No security or guaranty for the performance of Tenant's obligations that Landlord may now or later hold shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

         (h) Except where this is inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, or any right or remedy given or now or later existing at law or in equity or by statute. Except to the extent that either party may have otherwise agreed in writing, no waiver by a party of any violation or nonperformance by the other party of any obligations, agreements, or covenants under this Lease shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of the rights or remedies with respect to that violation or nonperformance, except that acceptance by Landlord of any amount due or owing under the Lease shall be a waiver of any failure of Tenant to pay such amount.

SECTION 24.     Late Charge.

         Tenant acknowledges that Tenant's failure to pay any installment of the Monthly Rent, or any other amounts due under this Lease as and when due may cause Landlord to incur costs not contemplated by Landlord when entering into this Lease, the exact nature and amount of which would be extremely difficult and impracticable to ascertain. Accordingly, (i) if any installment of the Monthly Rent is not received by Landlord as and when due or (ii) if any other amount due under the Lease is not received by Landlord within three (3) business days after notice to Tenant that such amount is past due, then, without notice to Tenant, Tenant shall pay to Landlord an amount equal to four percent (4%) of the past due amount, which the parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as a result of the late payment by Tenant.

SECTION 25.     Default Interest.

         If Tenant fails to pay any amount due under this Lease as and when due, that amount shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate then allowable by law from the due date until paid.

SECTION 26.     Waiver of Breach.

         Any express or implied waiver of a breach of any term of this Lease shall not constitute a waiver of any further breach of the same or other term of this Lease; and the acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted.

SECTION 27.     Estoppel Certificates.

         At any time, with at least fifteen (15) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate certifying:

         (a)      the Commencement Date, the occupancy date and the Term,

         (b)      the amount of the Monthly Rent,

         (c)      the dates to which rent and other charges have been paid,

         (d) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification,

         (e) that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults shall be specified in the certificate, and Tenant shall certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice or both, would constitute an Event of Default under this Lease,

         (f) that no default of Landlord is claimed by Tenant, except, if any, those defaults shall be specified in the certificate, and

         (g) other matters as may be reasonably requested by Landlord or Landlord's lenders.

Any such certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it.

SECTION 28.     Attorney Fees.

         If any action at law or in equity or any other proceeding is brought to recover any rent or other sums under this Lease, or for or on account of any breach or alleged breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the "prevailing party" shall be entitled to recover from the other party as part of prevailing party's costs reasonable attorney fees and other costs incurred in that action or proceeding, including, but not limited to, expert's expenses, in addition to any other relief to which they may be entitled. The "prevailing party" shall include without limitation (a) a party who dismisses an action in exchange for sums allegedly due; (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where that is substantially equal to the relief sought in an action; or
(c) the party determined to be the prevailing party by a court of law.

SECTION 29.     Security Deposit.

         Tenant has deposited with Landlord on or before the execution of this Lease the sum of Eight Two Thousand Nine Hundred and Seventy Six and 40/100 Dollars ($82,976.40) which shall be held by Landlord as security for the performance of Tenant's covenants and obligations under this Lease (the "Security Deposit"), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of the Landlord's damages in case of Tenant's default. Landlord agrees to pay to Tenant interest of three percent (3%) per annum, compounded annually, on the Security Deposit, such interest to be held with and increase the Security Deposit on an annual basis. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time and without prejudice to any other remedy provided by this Lease or by law, use the Security Deposit to the extent necessary to make good any arrears of rent or other payments or liability caused by the Event of Default. Tenant shall pay to Landlord on demand the amount that was applied in order to restore the Security Deposit to the amount held by Landlord prior to the application. Although the Security Deposit together with any interest accruing thereon shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall promptly be returned by Landlord to Tenant at the time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled to Landlord's reasonable satisfaction. Landlord shall not be required to keep the Security Deposit separate from the general accounts of Landlord. Tenant shall concurrent with the execution of this Lease provide Landlord with its federal employer identification number to allow Landlord to report on an annual basis the amount of interest paid on the Security Deposit.

SECTION 30.     Authority.

         (a) All individuals executing this Lease on behalf of Tenant represent that they are authorized to execute and deliver this Lease on behalf of Tenant. Tenant shall, prior to the execution of this Lease, deliver to Landlord evidence of that authority and evidence of due formation, all reasonably satisfactory to Landlord. Tenant agrees that it shall in a timely manner obtain all corporate and other approvals necessary to allow it to execute this Lease and carry out Tenant's obligations hereunder.

         (b) All individuals executing this Lease on behalf of Landlord represent that they are authorized to execute and deliver this Lease on behalf of Landlord. Landlord shall, prior to the execution of this Lease, deliver to Tenant evidence of that authority, all reasonably satisfactory to Tenant.

SECTION 31.     Notices.

         Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed served when personally delivered to the party to whom they are directed, or in lieu of the personal service, three days following deposit in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                   If to Tenant:   SanDisk Corporation
                                   140 Caspian Court
                                   Sunnyvale, CA 94089
                                   Attn.: Chief Financial Officer

                   With a copy to: Scott Biel, Esq.
                                   Brobeck, Phleger & Harrison LLP
                                   550 West C Street, Suite 1300
                                   San Diego, CA 92101

                   If to Landlord: G.F. Properties, Inc.
                                   999 Baker Way, Suite 200
                                   San Mateo, California, 94404
                                   Attn.: Mr. Jack Pryde

                   With a copy to:  Stephen R. Barbieri
                                    Law Offices of Stephen R. Barbieri
                                    214 Grant Ave., Suite 400
                                    San Francisco, CA 94108

         Either party, Tenant or Landlord, may change the address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.

SECTION 32.     Heirs and Successors.

         This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

SECTION 33.     Partial Invalidity.

         Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.

SECTION 34.     Entire Agreement.

         This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.

SECTION 35.     Time of the Essence.

         Time is of the essence in this Lease.

SECTION 36.     Rent.

         All monetary obligations of Tenant to Landlord under the Lease, including but not limited to the Monthly Rent shall be deemed rent.

SECTION 37.     Amendments.

         This Lease may be modified only in writing and only if signed by the parties at the time of the modification.

SECTION 38.     Subordination. Nondisturbance and Attornment.

         (a) This Lease and the rights of Tenant hereunder are subject and subordinate to any lien of the holder of or beneficiary under a mortgage or deed of trust which now or in the future encumbers the Premises and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations and replacements thereof.

          (b) Tenant agrees that any lender may at its option, unilaterally elect to subordinate in whole or in part, such lien of such mortgage or deed or trust to this Lease, provided that such subordination shall be conditioned upon lender agreeing to enter into a nondisturbance and attornment agreement with Tenant which shall provide that (i) so long as Tenant is not in default in the payment of rent or in the performance of any of the terms, covenants and conditions of this Lease, the beneficiary under a mortgage or deed of trust which now encumbers the Premises and any purchaser at a trustee's sale or foreclosure sale shall not interfere with Tenant's possession of the Premises during the term of this Lease, and (ii) if Landlord's interest in the Premises is transferred to the beneficiary under a mortgage or deed of trust which now encumbers the Premises or any other purchaser at a trustee's sale or foreclosure sale of the Premises, Tenant shall agree to be bound to such transferee under all of the terms, covenants and conditions of the Lease for the balance of the term hereof (including any extensions or renewals). Except for such nondisturbance agreement, such subordination or priority of this Lease, as the case may be, shall be effective without the necessity of executing any further instrument or agreement to effect such subordination or priority; provided, however, that Tenant agrees to execute, acknowledge and deliver to Landlord upon demand any and all instruments required by Landlord, lessor or lender evidencing the subordination or priority of this Lease, as the case may be. Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact (which appointment is coupled with an interest) to execute, acknowledge and deliver any such instruments in the name of and on behalf of Tenant if Tenant fails to so execute, acknowledge and deliver such instruments within 10 days after written request therefor. Landlord agrees to use commercially reasonable efforts to cause any lender or other party to a nondisturbance agreement to agree that upon taking possession of the Premises it will be bound by the ongoing obligations of Landlord under this Lease, other than such past obligations with regard to which Landlord may be then in default.

         (c) Within thirty (30) days of the execution by both parties of this Lease, Landlord shall cause the holder of or beneficiary under a mortgage or deed of trust which now encumbers the Premises to enter into a nondisturbance and attornment agreement with Tenant which shall provide that (i) so long as Tenant is not in default in the payment of rent or in the performance of any of the terms, covenants and conditions of this Lease, the beneficiary under a mortgage or deed of trust which now encumbers the Premises and any purchaser at a trustee's sale or foreclosure sale shall not interfere with Tenant's possession of the Premises during the term of this Lease, and; (ii) If
Landlord's interest in the Premises is transferred to the beneficiary under a mortgage or deed of trust which now encumbers the Premises or any other purchaser at a trustee's sale or foreclosure sale of the Premises, Tenant shall agree to be bound to such transferee under all of the terms, covenants and conditions of the Lease for the balance of the term hereof (including any extensions or renewals).

SECTION 39.     Merger.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.

SECTION 40.     Intentionally Omitted.

SECTION 41.     Options To Extend Term.

         (a) Tenant shall have the option (collectively the "Extension Options") to extend the Term, for two (2) additional periods (each an "Option Term") by giving Landlord prior written notice of Tenant's election to exercise each Extension Option not more than nine (9) months before the then scheduled expiration of the Term and not less than six (6) months before the then scheduled expiration of the Term; provided that if there exists an uncured Event of Default on Tenant's part either at the time of the exercise of such Extension Option or at the time that the Option Period would commence, Landlord may cancel Tenant's exercise of such Extension Options in which case such Extension Option and any other Extension Options granted by this Lease shall terminate and be of no further force or effect.

         (b) The first Option Period will extend the Term for a period commencing the day following the expiration of the original Term of this Lease (the "First Option Commencement Date") and ending on June 30, 2006 (the "First Option Term"). The Monthly Rent for the First Option Term shall be as follows:

Period:                                              Monthly Rent per RSF:
-------                                              ---------------------

                                                     Building / Warehouse
First Option Commencement Date-December 31, 2002     $.95 /   $.475
January 1, 2003-June 30,2004                         $1.00 / $.50
July l, 2004-December 31, 2005                       $1.05 / $.525
January 1, 2006-June 30, 2006                        $l.l0 /    $.55

         Except for the Monthly Rent, the lease of the Premises for the First Option Term shall be on the same terms and conditions as are contained in this Lease.

         (c) The Second Option Term will extend the First Option Term for a period commencing the day following the expiration of the First Option Term and ending on June 30, 2011 (the "Second Option Term"). The Monthly Rent for the Second Option Term shall be determined in accordance with Section 42 hereof.

         (d) Each of the Extension Options are personal to the named tenant herein and any Transfer of such tenant's interest in the Lease (other than a Permitted Transfer), whether or not consented to by Landlord, shall cause such Extension Option and any subsequent Extension Option to terminate and be of no further force or effect.

SECTION 42.     Determination Of Monthly Rent for Second  Option Term.

         For purposes of Section 41(c), Monthly Rent for the Second Option Term shall be determined as follows:

         (a) Parties shall have thirty (30) days from the receipt by Landlord of Tenant's notice electing to exercise the second Extension Option, to agree on the Monthly Rent for the Second Option Term. If the parties agree on the Monthly Rent for the Second Option Term, by such date, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Second Option Term.

         (b) If the parties are unable to agree upon the Monthly Rent for the Second Option Term in accordance with Section 42(a), then within fourteen (14) days after the parties fail to agree on the Monthly Rent for the Second Option Term, each party at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full time MAI appraisal experience in Santa Clara County, to determine the Monthly Rent for the Second Option Term, and shall deliver to said appraiser as well as the other party, such party's proposal for the Monthly Rent for the Second Option Term. If a party does not appoint an appraiser within said fourteen (14) day period and the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Monthly Rent for the Second Option Term. If an appraiser is appointed by each of the parties as provided in this section, they shall meet promptly and attempt to set the Monthly Rent for the Second Option Term, by agreeing on which party's proposal most closely reflects the Fair Market Rental Value for the Second Option Term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, the appraisers can if they so agree cause to be appointed a third appraiser who meets the qualifications stated in this Section or if they cannot so agree either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court for the appointment of a third appraiser who meets the qualifications stated in this Section. Each of the parties shall bear one-half of the cost of appointing the third appraiser together with one-half of such appraiser's fee. The third appraiser, however, shall be a person who has not previously acted in any capacity for either party during the prior three (3) years. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine which party's proposal more closely reflects the Fair Market Rental Value for the Second Option Term. As used herein, "Fair Market Rental Value" shall mean the then prevailing annual rental rate per square foot of rentable area for mixed used industrial space in comparable buildings in Santa Clara County which has been built out for occupancy, comparable in area and location to the space for which such rental rate is being determined (to the extent that quoted rental rates vary with regard to location), being leased for a duration comparable to the term for which such space is being leased and taking into consideration rental concessions and abatements, tenant improvement allowances, if any, being offered by Landlord, the "as is" condition of the space, operating expenses and taxes, other adjustments to basic rent and other comparable factors.

         (c) After the appraisers determine which party's proposal more closely reflects the Fair Market Rental Value for the Second Option Term, the appraisers shall immediately notify the parties and the parties of their findings and the parties shall immediately execute an amendment to this Lease stating the Monthly Rent for the Second Option Term based upon the party's proposal which most closely reflects the Fair Market Rental Value for the Second Option Term, provided however that in no event shall the Monthly Rent for the Second Option Term be less than the Monthly Rent immediately preceding the commencement of the Second Option Term.

SECTION 43.     Tenant Improvements.

         Landlord agrees to effect a program of Alterations for the renovation of the Premises as soon after the Commencement Date as the mutual best efforts of Landlord and Tenant shall allow. All such Alterations effected as part of the renovation program being hereinafter referred to as the "Tenant Improvements." The renovation program shall be accomplished in accordance with the provisions of Section 11 of this Lease and the provisions of a work letter agreement to be agreed upon by Landlord and Tenant no later than June 1, 1998, to be marked Exhibit C (Work Letter), and to be attached hereto and incorporated herein, in form and substance similar to Exhibit B (Work Letter) which is attached hereto and incorporated herein, subject to the following provisions:

          (a) Tenant shall bear the cost of the Tenant Improvements and the cost of architectural and engineering consultants in connection therewith, provided however that Landlord shall contribute an amount not to exceed Five Dollars ($5.00) per square foot of Building (specifically not including Warehouse) space (the "Unrestricted Tenant Improvement Allowance") to be applied to the construction of new tenant improvements together with the cost of architectural and engineering consultants in connection therewith.

         (b) In addition to the Unrestricted Tenant Improvement Allowance, Landlord agrees to contribute an amount not to exceed Two Dollars ($2.00) per square foot of Building (specifically not including Warehouse) space (the "Restricted Tenant Improvement Allowance") for the removal and demolition of existing tenant improvements located in the Premises on the Commencement Date and the upgrading of the Premises to comply with Legal Requirements (as defined in Section 6 hereof) in effect as of the date of this Lease, including but not limited to compliance with the ADA, Title 24 of the California Code of Regulations, and the Uniform Building Code (collectively the "Upgrading Requirements"). By way of example and not by way of limitation, the Restricted Tenant Improvement Allowance would be available to pay for the installation of smoke detectors, door handles, door locks, signage, handicapped accessibility, lighting and lighting controls if and to the extent such items are required by Legal Requirements in place as of the date of this Lease. Notwithstanding the foregoing, the Restricted Tenant Improvement Allowance shall not be used for compliance with Legal Requirements in the construction of new tenant improvements but only in causing the compliance with Legal Requirements of the existing improvements, it being the intention of the parties hereto that the cost of compliance with Legal Requirements in the construction of new tenant improvements be paid out of the Unrestricted Tenant Improvement Allowance.

         (c) If and to the extent that either (i) the cost of the new tenant improvements to be constructed in the Premises (inclusive of the cost of architectural and engineering consultants in connection therewith) exceeds the Unrestricted Tenant Improvement Allowance or (ii) the cost of improvements to be constructed in the Premises pursuant to the provisions of Section 43(b) exceed the aggregate of the Restricted Tenant Improvement Allowance, Tenant shall reimburse Landlord for such excess within fifteen (15) days following receipt by Tenant of invoices for such excess.

         (d) Landlord represents and warrants that as of the date of completion of the Tenant Improvements (i) the Premises and the Tenant Improvements shall be in full compliance with all applicable Legal Requirements and shall be built in a good and workmanlike manner with good materials in accordance with the plans therefore, (ii) the equipment and the building systems serving the Premises are in good working order, and

(iii) to the best of Landlord's knowledge, no Hazardous Substances exist in measurable quantities in or about the Premises. Landlord agrees to use its commercially reasonable efforts to cause any contractor responsible for a latent defect to cure such latent defect. Landlord hereby agrees to indemnify Tenant against any inaccuracy in the representations contained in this Section 43(d).

SECTION 44.     Right of First Offer.

         At any time during the Term, Tenant shall have the right of first offer to acquire the Premises on the terms and conditions set forth in this Section (the "Right of First Offer"). If at any time during the Term or any extension or renewal thereof, Landlord elects to sell its interest in the Premises, Landlord shall notify Tenant in writing by certified mail, return receipt requested, of its intent to sell its interest in the Premises (the "Sale Notice"). The Sale Notice shall contain the price and terms on which Landlord intends to offer its interest in the Premises on the open market. Tenant shall have fifteen (15) business days from said notification to notify Landlord in writing of Tenant's intent to negotiate a purchase of the Premises (the "Exercise Notice"). Tenant and Landlord shall then have thirty (30) days from Landlord's receipt of the Exercise Notice to agree on the terms and conditions of a purchase and sale agreement covering the Premises (the "Purchase Agreement"). If Tenant fails to give the Exercise Notice, it will be deemed that Tenant has waived its Right of First Offer. If Landlord and Tenant do not enter into the Purchase Agreement covering the Premises within such thirty (30) day period, Tenant's Right of First Offer to purchase the Premises shall terminate and Landlord shall have the right to sell the Premises to a third party on any terms and conditions it deems acceptable in its sole discretion. The Right of First Offer shall not apply to a transfer to a party related to Landlord.. The Right of First Offer is personal to the named tenant herein and any Transfer of such tenant's interest in the Lease (other than a Permitted Transfer), whether or not consented to by Landlord, shall cause the Right of First Offer to terminate and be of no further effect.

SECTION 45.     Hazardous Materials.

         (a) Tenant agrees that any and all handling, transportation, storage, treatment, disposal, or use of Hazardous Substances by Tenant in or about the Premises shall strictly comply with all applicable Environmental Laws.

         (b) Tenant agrees to indemnify, defend and hold Landlord harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of Hazardous Substances on or about the Premises by Tenant.

         (c) If the presence of Hazardous Substances on the Project caused or permitted by Tenant results in the contamination or deterioration of the Project or any water or soil beneath the Project, Tenant shall promptly take all action necessary to investigate and remediate that contamination.

         (d) Landlord and Tenant each agree to promptly notify the other of any communication received from any governmental entity concerning the contamination of the Property or the Premises by Hazardous Substances or the violation of Environmental Laws that relate to the Premises.

         (e) Tenant shall not use, handle, store, transport, generate, release, or dispose of any Hazardous Substances on, under, or about the Premises, except that Tenant may use (i) small quantities of common chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct business at the Premises and
(ii) other Hazardous Substances that are necessary for the operation of Tenant's business all of which shall be used in accordance with all Environmental Laws (as hereinafter defined). At any time during the term of this Lease, Tenant shall, within ten (10) days after written request from Landlord, disclose in writing all Hazardous Substances that are being used by Tenant on the Premises, the nature of the use, and the manner of storage and disposal.

         (f) At any time and upon prior written notice to Tenant, Landlord may require testing wells to be drilled on the Premises and may require the ground water to be tested to detect the presence of Hazardous Substances by the use of any tests that are then customarily used for those purposes. Landlord shall supply Tenant with copies of the test results. The cost of these tests and of the installation, maintenance, repair, and replacement of the wells shall be paid by Tenant if the tests disclose the existence of facts that give rise to liability of Tenant pursuant to this Section 45.

         (g) Landlord has provided to Tenant and Tenant has approved that certain Phase I Environmental Assessment Moffett Industrial Park 140 Caspian Court, 169 Java Drive, 111 Java Drive Sunnyvale, California ENV01540, prepared for Wells Fargo Bank, N.A. by All Environmental, Inc., dated November 8, 1994, covering, inter alia, the Premises (the "Phase I ESA"). Landlord shall perform a Phase I Environmental Site Assessment ("Entrance Assessment"), consisting of an update of the Phase I ESA, which Entrance Assessment shall be addressed to and may be relied upon by both Landlord and Tenant. Landlord shall provide a copy of the report of the Entrance Assessment to Tenant. The cost of the Entrance Assessment shall be paid by Landlord. Provided that the Entrance Assessment shows no material adverse changes in the condition of the Property or the Premises from the Phase I ESA, Tenant shall be deemed to have approved the Entrance Assessment upon receipt of the Entrance Assessment. In the event that the Entrance Assessment shows a material adverse change in the condition of the Property or the Premises from the Phase I ESA, Landlord shall immediately remediate such condition or in the event Landlord refuses or fails to so remediate such condition or fails to complete such remediation within sixty (60) days following the commencement of such remediation, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

         (h) Landlord agrees to indemnify, defend and hold Tenant harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of (i) the use, storage, treatment, transportation, release, or disposal of Hazardous Substances on or about the Premises prior to Tenant's occupancy of the Premises and (ii) the off site migration of Hazardous Substances onto or under the Premises, whether such migration occurs prior to, during or after Tenant's occupancy of the Premises.

         (i) Within fifteen (15) days after vacating the Premises, Tenant shall perform, at Tenant's sole cost and expense, a Phase I Environmental Site Assessment covering the Premises and the Property as necessary to bring current the Entrance Assessment prepared by a reputable environmental consulting firm acceptable to Landlord in Landlord's sole discretion (the "Exit Assessment"), provided, however, that the firm which issues the Entrance Assessment shall be acceptable to Landlord for purposes of issuing the Exit Assessment, so long as such firm remains licensed and in good standing within its industry. In the event that the Exit Assessment discloses contamination of the Property or the Premises resulting from or arising out causes other than (i) the use, storage, treatment, transportation, release, or disposal of Hazardous Substances on or about the Premises prior to Tenant's occupancy of the Premises or (ii) the off site migration of Hazardous Substances onto or under the Premises, occurs prior to, during or after Tenant's occupancy of the Premises, Tenant shall, at Tenant's sole cost and expense, immediately commence and diligently pursue to completion the remediation of such contamination as well as such other actions as may be recommended by the Exit Assessment (collectively "Remediation Actions"). Tenant acknowledges and agrees that Remediation Actions that extend beyond the termination or sooner expiration of this Lease may cause Landlord to sustain lost rental income. Accordingly, if Remediation Actions extend beyond the termination or sooner expiration of this Lease, then Tenant shall pay to Landlord an amount equal to the Holdover Rent for the period during which such Remediation Actions extend beyond the termination or sooner expiration of this Lease. Nothing contained herein shall limit or restrict any liability of Tenant for the completion of the Remediation Actions in accordance with applicable law and the recommendations of the Exit Assessment, nor shall anything herein serve to limit or restrict Tenant's liability under this Section 45.

         (j) As used herein the following terms have the following meanings:

"Environmental Laws" means all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any government authority regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance (as later defined), or pertaining to occupational health or industrial hygiene (and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances on, under, or about the Premises), occupational or environmental conditions on, under, or about the Premises, as now or may at any later time be in effect. including without limitation, the Comprehensive

Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS ss.ss. 9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS ss.ss. 6901 et seq.]; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS ss.ss. 1251 et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS ss.ss. 2601 et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS ss.ss. 1801 et seq.]; the
Insecticide, Fungicide, Rodenticide Act [7 USCS ss.ss. 136 et seq.]; the Superfund Amendments and Reauthorization Act [42 USCS ss.ss. 6901 et seq.]; the Clean Air Act [42 USCS ss.ss. 7401 et seq.]; the Safe Drinking Water Act [42 USCS ss.ss. 300f et seq.]; the Solid Waste Disposal Act [42 USCS ss.ss. 6901 et seq.]; the Surface Mining Control and Reclamation Act [30 USCS ss.ss. 1201 et seq.]; the Emergency Planning and Community Right to Know Act [42 USCS ss.ss. 11001 et seq.]; the Occupational Safety and Health Act [29 USCS ss.ss. 655 and 657]; the California Underground Storage of Hazardous Substances Act [H & S C ss.ss. 25280 et seq.]; the California Hazardous Substances Account Act [H & S C ss.ss. 25300 et seq.]; the California Hazardous Waste Control Act [H & S C ss.ss. 25100 et seq.]; the California Safe Drinking Water and Toxic Enforcement Act [H & S C ss.ss. 24249.5 et seq.]; the Porter-Cologne Water Quality Act [Water Code ss.ss. 13000 et seq.] together with any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted that pertains to occupational health or industrial hygiene, and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances on, under, or about the Premises, or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use.

         (ii)     "Hazardous Substances" includes without limitation:

         (A) Those substances included within the definitions of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste, or pollutant or contaminant in CERCLA, RCRA, TSCA, HMTA, or under any other Environmental Law;

         (B) Those substances listed in the United States Department of Transportation (DOT) Table [49 CFR 172. 101], or by the Environmental Protection Agency (EPA), or any successor agency, as hazardous substances [40 CFR Part 302];

         (C) Other substances, materials, and wastes that are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and

         (D) Any material, waste, or substance that is (1) a petroleum or refined petroleum product, (2) asbestos, (3) polychlorinated biphenyl, (iv) designated as a hazardous substance pursuant to 33 USCS ss. 1321 or listed pursuant to 33 USCS ss. 1317, (5) a flammable explosive, or (6) a radioactive material.

SECTION 46.     Existing Rights.

         Landlord represents and warrants to Tenant that as of the date of this Lease the Premises are not subject to any options, rights of first refusal or other similar rights which could affect Tenant's right to occupy the Premises.

SECTION 47.     Publicity.

         Landlord on behalf of itself and its agents and representatives expressly agrees that it is not authorized to announce this Lease or the terms and conditions contained therein to any third party without the prior written consent of Tenant. SECTION 48. Easements.

         Landlord reserves the right to grant easements, rights, and dedications that Landlord deems necessary or desirable, and to record parcel maps and restrictions, so long as these easements, rights, dedications, maps, and restrictions do not unreasonably interfere with Tenant's use of the Premises. Tenant agrees to sign any of these documents within ten (10) days after written request of Landlord.

SECTION 49.     Covenants and Conditions.

         Each term of this Lease performable by Tenant shall be deemed both a covenant and a condition.

SECTION 50.     Recording.

         Tenant shall have the right to record a memorandum of this Lease, subject to Landlord's prior written approval of the form and substance of such memorandum, which approval shall not be unreasonably withheld.

SECTION 51.     Transfer by Landlord.

         If Landlord transfers the Premises, Landlord shall be relieved of all liability for the performance of Landlord's obligations after the date of the transfer. However, any prepaid rent or security deposit held by Landlord at the time of the transfer shall be delivered to the transferee.

SECTION 52.     Security Measures.

         Tenant acknowledges that Landlord shall have no obligation to provide any guard service or other security measures to the Premises, and Tenant assumes all responsibility for the protection of Tenant, Tenant's agents, invitees, and customers, and the property of Tenant and of Tenant's agents, invitees, and customers from acts of third parties.

SECTION 53.     Parking

         Tenant shall be entitled to all parking spaces on the Premises.

SECTION 54.     Broker.

         (a) Tenant represents and warrants to Landlord that no real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Lease or the consummation hereof except for CPS, The Commercial Property Services Company ("Broker"). Landlord shall be responsible for the payment of the commission or fee, if any, owed to Broker pursuant to a separate fee agreement between Broker and Landlord. Tenant shall pay the commission or fee of any other broker, agent or finder acting for Tenant or claiming any commissions or fees on the basis of contacts or dealings with Tenant and not disclosed herein by Tenant and Tenant shall indemnify and hold Landlord harmless from and against any claims made by any such broker, agent or finder of Tenant and any and all costs and damages suffered by Landlord as a consequence thereof, including without limitation attorneys' fees.

         (b) Landlord represents and warrants to Tenant that no real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Landlord in the negotiation of this Lease or the consummation hereof except for CPS, The Commercial Property Services Company ("Broker"). Landlord shall be responsible for the payment of the commission or fee. If any, owed to Broker pursuant to a separate fee agreement between Broker and Landlord. Landlord shall pay the commission or fee of any other broker, agent or finder acting for Landlord or claiming any commissions or fees on the basis of contacts or dealings with Landlord and not disclosed herein by Landlord and Landlord shall indemnify and hold Tenant harmless from and against any claims made by any such broker, agent or finder of Landlord and any and all costs and damages suffered by Tenant as a consequence thereof, including without limitation attorneys' fees.

SECTION 55.     Offer.

         Preparation of this Lease by Landlord or Landlord's agent and submission to Tenant shall not be deemed an offer to lease. This Lease shall become binding on Landlord and Tenant only when fully executed by Landlord and Tenant.

SECTION 56.     Counterparts.

         This Lease may be executed in one or more identical counterparts, each of which shall be deemed an original and all, taken together, shall constitute one and the same instrument.

SECTION 57.     Governing Law.

         This Lease shall be governed by and construed in accordance with California law.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


LANDLORD:                                                     TENANT:


G. F. PROPERTIES, INC.,                              SANDISK CORPORATION,
a California corporation,                            a Delaware corporation,



By: /s/ Stephen R. Barbieri                          By:/s/ Cindy Burgdorf
   --------------------------                           ------------------------
Stephen R. Barbieri, Secretary                       Cindy Burgdorf, CFO

                            EXHIBIT "A" - Page 1 of 1

THE LAND REFERRED TO IS SITUATED IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

All of parcel 3 as shown upon that certain map entitled "Parcel Map lying within the City of Sunnyvale, being a resubdivision of parcel 6 as shown on that certain Parcel Map filed in Book 397 of Maps at page 12, Records of Santa Clara County", which Map was filed for record in the County of Santa Clara, State of California on December 18, 1986 in book 568 of Maps, pages 42 and 43.

Excepting therefrom from Parcel 3 therein, that certain portion described and conveyed to the Santa Clara County Transit District in Grant Deed recorded June 2, 1997 under Series No. 13723854, Official Records, being more particularly described as follows:

All of that certain property situated in the City of Sunnyvale, County of Santa Clara, State of California, and being a portion of Parcel 3, as said Parcel 3 is shown on that certain Parcel Map filed in Book 568 of Maps, page 43, Records of Santa Clara county. California and more particularly described as follows:

Beginning at the Southwest corner of Parcel 3, said corner on the Northerly line of Java Drive (50.00 foot half street) as said Parcel and Drive are shown on said Parcel Map, thence Northerly along said Westerly line of said Parcel 3. North 15 degrees 45' 10" East 6.67 feet, thence South 74 degrees 14' 33" East
164.44 feet to a curve; thence Easterly along said curve concave Northerly with a radius of 198.00 feet, through a central angle of 4 degrees 34' 26" and an arc length of 15.8I feet; thence South 78 degrees 48' 59" East 88.34 feet to a curve: thence Easterly along said curve concave Southerly with a radius of
102.00  feet  through a central  angle of 1 degree  46' 04" and an arc length of
3.15 feet-. thence North 15 degrees 45' 27" East 6.12 feet; thence South 74 degrees 14' 33" East 23.59 feet; thence north 15 degrees 45' 27" East 6.00 feet; thence South 74 degrees 14' 33" East 20.00 feet; thence South 15 degrees 45' 27" West 6.00; thence South 74 degrees 14' 33" East 10.00 feet; thence South 15 degrees 45' 27" West 6.00 feet; thence South 74 degrees 14' 33" East 10.25 feet to a curve, thence Easterly along said curve concave Northerly with a radius of
47.00 feet  Through a central  angle of 59 degrees  58' 21" and an arc length of
49.20 feet; thence South 42 degrees 59' 45" East 3.20 feet to a curve on the Westerly line of Borregas Avenue (33-00 foot half street) as said Avenue is shown on said Parcel Map; thence along said Westerly line of Borregas Avenue from a tangent bearing of South 24 degrees 27' 24" West alone said curve concave Northwesterly with a radius of 50.00 feet, through a central angle of 81 degrees 17' 29" and an arc length of 70.94 feet to said Northerly line of Java Drive; thence Westerly along said Northerly line North 74 degrees 15' 07" West 319.28 feet to the point of beginning.

Reserving therefrom a non-exclusive easement for the purpose of ingress and egress and access over so much thereof as lies within the bounds of that certain "26" common ingress / egress and access easement" as shown upon that certain Map entitled, "Parcel Map" which Map was filed for record in the office of the Recorder of the County Of Santa Clara, State of California on December 18, 1986 in Book 568 of Maps, pages 42 and 43.

Said easements are reserved as appurtenant and for the benefit of Parcel 1, 2 and 3 of the map bereinabove referred to.

PARCEL TWO:

A non-exclusive easement for the purpose of ingress and egress and access over Parcels I and 2 as lies within the bounds of that certain "26" common ingress/egress and access easement", as shown upon that certain map entitled "Parcel Map" which map was filed for record in the Office of the recorder or county of Santa Clara, State of California on December 18. 1986, in Book 568 of Maps, pages 42 and 43.

                                    EXHIBIT B

                                   WORK LETTER

         THIS WORK LETTER ("Work Letter") constitutes an integral part of the Industrial Lease ("Lease") dated as of June 10, 1998 by and between G.F. PROPERTIES, INC., a California corporation ("Landlord") and SANDISK Corporation, a Delaware corporation ("Tenant"). The terms of this Work Letter are incorporated in the Lease for all purposes.

         SECTION 1.            Defined Terms

         As used in this Work Letter, the following capitalized terms shall have the following meanings:

         "Approved Final Working Plans": the final working plans and the final cost estimate which are approved by Landlord and Tenant as part of Item #11 on the Pre-Construction Schedule.

         "Building Cost":     Hard Building Costs plus Soft Building Costs.

         "General Contractor": L and S Hallmark Construction, Inc., whose profit and overhead shall not exceed 7.5% of the total cost of the Improvements, it being understood that the cost of the General Contractor's on-site superintendent shall not be included within its profit and overhead.

         "Hard Building Costs": All charges by the General Contractor for labor and materials supplied for construction of the Improvements.

         "Improvements": The Tenant Improvements to be constructed in the Premises, as more particularly shown on the Approved Final Working Plans.

         "Landlord's Representative":     Jack E. Pryde

         "Landlord Delays": Delays caused by Landlord's work in the Premises which may be required to bring the Premises into compliance with Legal Requirements or to repair or restore the existing structure and mechanical, electrical and plumbing systems to the condition required by the Lease for Tenant's occupancy of the premises.

         "Pre-Construction Schedule" Correspondence dated May 21, 1998 from Ned Cain of L & S Hallmark Construction, Inc. to Jack Pryde of G. F. Properties, Inc. referencing "San Disk Pre-Construction Schedule", together with one-page spreadsheet entitled "SANDISK BUILDING 2 PRECONSTRUCTION SCHEDULE L&S HALLMARK CONSTRUCTION, INC., one complete copy of which marked "Exhibit A", attached hereto, and incorporated by this reference.

         "Premises": That certain 50,320 rentable square feet building located at 111 Java Drive, Sunnyvale, California.

         "Punch List Work": Minor details of construction or decoration or mechanical adjustments, which do not materially and adversely affect the intended use of the Premises by Tenant.

         "Ready for Occupancy": When Landlord's architect has furnished Landlord with a certificate that (i) the work to be done by Landlord has been substantially completed in accordance with the Final Working Plans (except for Punch List work), (ii) that Tenant may legally occupy the Premises, and (iii) that no mechanics' liens exist as to the Improvements.

         "Soft Building Costs": All architectural and engineering charges, governmental permit fees, utility hook up fees, contractors' insurance and other miscellaneous soft costs.

         "Tenant Delay":     Any of the following:

         (a) any delay resulting from Tenant's failure to submit information in conformance with the Pre-Construction Schedule;

         (b) any delay resulting from Tenant's failure to approve any matters requiring approval in a timely manner;

         (c) any delay resulting from Change Orders, including any delay resulting from the need to revise any drawings as a result of any Change Order(s); or

         (d) any delay of any other kind or nature in the completion of the Improvements caused by Tenant (or Tenant's agents or employees) including, without limitation, any delay occasioned by (i) Tenant's occupancy of the Premises, or (ii) any course of maintenance, repair or construction conducted by or on behalf of Tenant to the Premises.

         "Tenant's Representative":     Cindy Burgdorf

         "Unavoidable Delays": Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy and stormy weather, inability to obtain supplies, materials, fuels, or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Landlord or Tenant.

         Capitalized terms not otherwise defined in this Work Letter will have the meaning assigned to them in the Lease.

         SECTION 2.     Representatives.

         Tenant has designated the Tenant's Representative as the sole representative with respect to the matters set forth in this Work Letter with full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord has designated the Landlord's Representative as the sole representative with respect to the matters set forth in this Work Letter with full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Either party may change the representative under this Work Letter at any time by giving five (5) days' written notice to the other party.

         SECTION 3.     Procedure and Costs.

         Landlord  and Tenant will comply  with the  procedure  outlined in this
Section in preparing, delivering, approving, and seeking and obtaining regulatory approval of all matters relating to the Improvements to be constructed by Landlord.

         (a) Working Drawings and Cost Estimates. Landlord and Tenant hereby agree to expend their individual best efforts to accomplish each of the activities referenced in the Pre-Construction Schedule on or before the dates assigned to each such activity. The number of days which any listed activity is delayed beyond the date assigned for completion of any such activity shall be allocated as Landlord Delay(s), Tenant Delay(s), or Unavoidable Delay(s), as the case may be, in the manner outlined in this Agreement. If the date on which the Premises is Ready for Occupancy occurs on or before April 1, 1999, no further action shall be taken with regard to delays and no delay penalties shall be due or payable. If the date on which the Premises is Ready for Occupancy occurs after April 1, 1999, Tenant shall pay to Landlord the sum of $2,500 for each day of Tenant Delay between April 1, 1999 and the date on which the Premises is deemed Ready for Occupancy under this Agreement, it being understood and agreed that Tenant shall be entitled to a credit against any delay penalties which may become payable by Tenant to Landlord in the sum of $2,500 for each day of Landlord Delay. Neither party shall be penalized for Unavoidable Delays.

                  (i) For purposes of this subsection (a), the following numbered line items on the Pre-Construction Schedule shall be the sole responsibility of Tenant: 1 and 3.

                  (ii) For purposes of this subsection (a), the following numbered line items on the Pre-Construction Schedule shall be the responsibility of both Landlord and Tenant: 2, 6, 9, and 11.

                  (iii) For purposes of this subsection (a), both Landlord and Tenant shall share responsibility for providing full, complete and prompt response and assistance to the General Contractor with regard to the following numbered line items on the Pre-Construction Schedule: 4, 5, 7, 8, 10, 12, 13, 14, and 15.

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



         (b) General Contractor. Landlord shall execute a construction contract with General Contractor relating to construction of the Improvements (the "Construction Contract") in accordance with the Approved Final Working Plans, promptly following approval by Landlord and Tenant. Landlord shall cause any and all assignable warranties under the Construction Contract and any subcontracts entered into in connection therewith to be assigned to Tenant upon the completion of the Improvements.

         (c) Construction of Improvements. Landlord shall expend its best efforts to cause the General Contractor to construct and complete the Improvements substantially in accordance with the Approved Final Working Plans in good and workmanlike manner subject only to Tenant Delays, Landlord Delays and Unavoidable Delays .

         (d) Changes. If at any time Tenant desires any changes, alterations, or additions to any of the Approved Final Working Plans, Tenant must submit a detailed written request to Landlord (a "Change Order"). If construction of the portion of the Improvements Tenant seeks to change has not commenced and if the requested changes are reasonable and practical, Landlord will seek to comply with the Change Order. Under no circumstance will Landlord be required to undertake any change, alteration, or addition to any of the Approved Final
Working Plans prior to the execution of a Change Order by Tenant's Representative. If any additional plans, drawings of specifications, or modifications of those items are required as a result of a Change Order, they will be prepared and approved in the manner set forth in Section 3(a). Delays caused by Change Orders shall be Tenant Delays.

         (e) Tenant Delays. In the event of any Tenant Delay, Landlord shall expend its reasonable efforts to cause notice of such Tenant Delay(s) to be sent to Tenant as soon as reasonably practicable after Landlord becomes aware of any such Tenant Delay(s), provided, however, that Landlord's failure to give notice of any such Tenant Delay shall have no impact on the designation of any such delays as Tenant Delay(s).

         SECTION 4.     Payment.

         All amounts payable by Tenant to Landlord pursuant to the provisions of Paragraph 43 of the Lease shall be due and payable by Tenant within fifteen (15) calendar days after the rendering to Tenant of a bill by Landlord, which bills shall not be rendered any more frequently than once per calendar month. Tenant's failure to pay within the fifteen (15) day time period will constitute a monetary default under the Lease, and all amounts will then bear interest from the date on which the bills were submitted to Tenant until paid in full, at the lesser of ten percent (10%) per annum or the highest rate allowed by law.

         SECTION 5.     Ready for Occupancy.

         Landlord will cause the General Contractor and the Architect to deliver to Tenant a written notice of substantial completion certifying that the Improvements have been completed in conformance with the provisions of the Construction Contract, the Approved Final Working Plans, and any Change Orders ("Substantial Completion"). Upon receipt by Tenant of such notice of Substantial Completion, the Improvements will be deemed delivered to Tenant for all purposes of the Lease and Landlord's obligations under the provisions of Paragraphs 43(a) and 43(b) of the Lease shall be deemed to be fully discharged. Within five (5) days after receipt of the notice of Substantial Completion, Tenant shall conduct a walk-through inspection of the Premises with Landlord to inspect the Improvements and the Premises, and Tenant's representative, within thirty (30) days following such inspection shall develop and provide Landlord with a written list of Punch List Work. Landlord will diligently cause the General Contractor to complete the Punch List Work within a reasonable time thereafter. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect will be conclusive. Substantial completion will have occurred notwithstanding Tenant's submission of a list of Punch List Work to Landlord.

         SECTION 6.     No Agency.

         Nothing contained in this Letter will make or constitute Tenant as the agent of Landlord.

         SECTION 7.     Notices.

         Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Work Letter or by law to be served on or given to either party to this Work Letter by the other party shall be in writing and shall be deemed served when personally delivered to the party to whom they are directed, when sent via facsimile with verbal confirmation of receipt or after three days following deposit in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                           If to Tenant:   SanDisk Corporation
                                           140 Caspian Court
                                           Sunnyvale, CA 94089
                                           Attn.: Cindy Burgdorf

                           With a copy to: W. Scott Biel, Esq.
                                           Brobeck Phleger & Harrison LLP
                                           550  West C  Street,  Suite
                                           1300 San Diego, CA 92101

                           If to Landlord: G.F. Properties, Inc.
                                           999 Baker Way, Suite 200
                                           San Mateo, California, 94404
                                           Attn.: Mr. Jack E. Pryde

                           With a copy to: Stephen R. Barbieri
                                           Law Offices of Stephen R. Barbieri
                                           214 Grant Ave., Suite 400
                                           San Francisco, CA 94108

         Either party, Tenant or Landlord, may change the address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.

         SECTION 8.     Disputes.

         (a) Dispute Resolution. If any dispute arises in connection with this Work Letter, such dispute shall be resolved in accordance with this Section 8. Such dispute shall be determined by a panel consisting of Landlord's Representative, Tenant's Representative (or another party designated by Tenant) and Landlord's architect (the "Construction Panel").

         (b) Notice.  All  disputes to be  determined  in  accordance  with this
Section 8 shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by section number and title to the provision of this Work Letter alleged to give rise to the dispute, such notice shall also refer to this
Section 8.

         (c) Procedures. All proceedings contemplated by this Section 8 shall take place at the locations for all job-site meetings, unless the Construction Panel mutually agrees to another location.

         (d) Interpretation and Resolution. In determining any dispute, the Construction Panel shall apply the pertinent provisions of this Work Letter (and the Lease, if applicable) without departure therefrom in any respect. The Construction Panel shall not have the power to add to, modify or change any of the provisions of this Work Letter to the extent necessary in applying the same to the matters to be determined by the Construction Panel. As part of resolving a dispute, the Construction Panel shall determine the days of delay in completing Improvements which directly result from the dispute being considered by the Construction Panel, if any. The days of delay shall be designated as either Tenant Delays, Landlord Delays or Unavoidable Delays or any combination of these three delays, as determined by the Construction Panel.

         (e) Continued Performance. During any proceedings pursuant to this Section, Landlord and Tenant shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Work Letter and the Lease.

         (f) Binding  Resolution.  The Construction  Panel shall meet within two
(2) business days after notice of the dispute and shall thereafter resolve the issue in dispute within two (2) business days unless it is mutually agreed among the Construction Panel members that additional time is necessary to resolve the dispute, but in no event shall such additional time exceed five (5) days. Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to each provision of this Work Letter and that any and all decisions of the Construction Panel as to the matter in dispute shall be binding upon both Landlord and Tenant.

         SECTION 9.     Miscellaneous.

         Except as otherwise specified, all references in this Work Letter to a number of days shall be references to calendar days. All references in Exhibit A to this Work Letter to a number of days shall be references to business days.

         IN WITNESS WHEREOF, the parties have executed this Work Letter as of the date first above written.


LANDLORD:                                                     TENANT:

G. F. PROPERTIES, INC.,                              SANDISK CORPORATION,
a California corporation,                            a Delaware corporation,



By:                                                  By:
   ---------------------------                          ------------------------
Stephen R. Barbieri, Secretary                       Cindy Burgdorf, Chief
                                                     Financial Officer

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